AMERICAN ELECTRIC POWER COMPANY, INC.
POWER OF ATTORNEY

Each of the undersigned directors or officers of AMERICAN ELECTRIC POWER COMPANY, INC., a New York corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended (the "Act"), one or more Registration Statements (including any Registration Statement on Form S-8 covering the registration of additional securities) for the registration thereunder of up to 2,000,000 shares of common stock, par value $6.50 per share, does hereby appoint WILLIAM J. FEHRMAN, TREVOR I. MIHALIK, MATTHEW D. FRANSEN, MARC B. HUNTER, AND FRANZ D. MESSNER his or her true and lawful attorneys, and each of them his or her true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him or her and in his or her name said Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from, or otherwise alter the Registration Statement(s), or add or withdraw any exhibits or schedules to be filed therewith, and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform, in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has signed these presents effective as of the Date of Execution set forth by his or her name.

/s/ William J. Fehrman	June 22, 2026
William J. Fehrman	Date of Execution
/s/ Benjamin G. S. Fowke, III	June 22, 2026
Benjamin G. S. Fowke, III	Date of Execution
/s/ Art A. Garcia	June 22, 2026
Art A. Garcia	Date of Execution
/s/ Sandra Beach Lin	June 22, 2026
Sandra Beach Lin	Date of Execution
/s/ Margaret M. McCarthy	June 22, 2026
Margaret M. McCarthy	Date of Execution
/s/ Daryl Roberts	June 22, 2026
Daryl Roberts	Date of Execution
/s/ Joseph G. Sauvage	June 23, 2026
Joseph G. Sauvage	Date of Execution
/s Daniel G. Stoddard	June 23, 2026
Daniel G. Stoddard	Date of Execution
/s/ Sara Martinez Tucker	June 22, 2026
Sara Martinez Tucker	Date of Execution
/s/ Lewis F. Von Thaer	June 22, 2026
Lewis F. Von Thaer	Date of Execution